Exhibit 99.1

Clean Energy Fuels Corp. Retires 2016 Debt with Stock and Cash

NEWPORT BEACH, Calif. — July 15, 2016 — Clean Energy Fuels Corp., (NASDAQ: CLNE) announced today that it issued 14.0 million shares of common stock and paid an aggregate of $37.9 million in cash, plus $0.2 million for accrued and unpaid interest, in exchange for all of its outstanding 7.5% Convertible Notes due in August 2016 (the “2016 Notes”), which totaled $85.2 million in principal and accrued and unpaid interest.  No amounts remain due and owing under the 2016 Notes and all 2016 Notes have been terminated and cancelled in full.

Clean Energy had approximately $182.0 million in cash and short-term investments as of June 30, 2016.

“We have achieved several significant milestones in the last six months, including retiring all the 2016 Notes, repurchasing over $65 million of the 5.25% Convertible Notes due 2018, cutting capital expenditures and reporting improved financial results,” said Andrew J. Littlefair, president and CEO of Clean Energy. “We completed the build-out of the initial phase of our America’s Natural Gas Highway and will continue to focus on leveraging our existing infrastructure with new customers and expanding with our existing customers. I’m proud that the Clean Energy team has been able to accomplish so much despite the competitive environment of low oil prices the last few years. I remain optimistic about the future as more and more fleets are realizing the environmental and cost benefits of natural gas fuel.”

Clean Energy has North America’s most robust network of natural gas fueling with over 550 public and private stations including 212 compressed natural gas (CNG) and liquefied natural gas (LNG) public stations that make up its America’s Natural Gas Highway for heavy duty trucks. The company anticipates completing over 60 additional station projects before the end of the year.

About Clean Energy

Clean Energy Fuels Corp. (Nasdaq: CLNE) is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop renewable natural gas (RNG) production facilities; and deliver more CNG and LNG fuel than any other company in the U.S. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 90%.  For more information, visit www.CleanEnergyFuels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding, among other things: adoption of natural gas as a vehicle fuel in multiple transportation markets; continued interest and investment in natural gas as a vehicle fuel; the benefits of natural gas relative to gasoline, diesel and other vehicle fuels, including economic and environmental benefits; and the Company’s ability to successfully enter new markets and more deeply penetrate its current key markets, build, sell and open new natural gas fueling stations and add incremental volume to its gallons delivered, and future growth and sales opportunities in all of the Company’s key customer markets, which include trucking, refuse, airports, public transit, industrial and institutional energy users and government fleets. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, among others: future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas, renewable natural gas, biodiesel, ethanol, electricity and hydrogen, as well as vehicles powered by these various fuels; the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations; future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business and its debt repayment obligations (whether at or prior to maturity); the availability of tax credits and other government incentives for natural gas fueling and vehicles; changes to federal, state or local fuel emission standards or other environmental regulation applicable to natural gas production, transportation or use; the Company’s ability to compete successfully; the Company’s ability to manage risks and uncertainties related to its international operations; construction, permitting and other factors that could cause delays or other problems at station construction projects; compliance with governmental regulations; and the Company’s ability to effectively manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Annual Report on Form 10-K filed on March 3, 2016 and its Quarterly Report on Form 10-Q filed on May 5, 2016 with the Securities and Exchange Commission (www.sec.gov), contain more information on potential factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.